EXHIBIT 15.2

[Letterhead of Global Law Office]

29 April, 2014

Shanda Games Limited
No. 1 Office Building

No. 690 Bibo Road
Pudong New Area
Shanghai 201203, People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the headings Item 3.D. “Key Information—Risk Factors,” Item 4.B. “Business Overview—Government Regulations,” Item 5.A. “Operating Results,” Item 7.B. “Related Party Transactions” and Item 18. “Financial Statements” in Shanda Games Limited’s Annual Report on Form 20-F for the year ended December 31, 2013 filed with the Securities and Exchange Commission on 29 April, 2014.

Yours faithfully,

/s/ Global Law Office
Global Law Office